Exhibit 99.1

The Wiki Group, Inc. Announces Reverse Stock Split and Name Change

LOS ANGELES March 20, 2013 – The Wiki Group, Inc. (OTCQB: TWGI) (“Wiki Group”, or “the Company”) is pleased to announce a 1-100 reverse split and name change of The Wiki Group, Inc. (TWGI) to “Source Financial, Inc.”  This corporate action will take effect at the open of business 03/21/13 and the new symbol will be TWGID.  The D will be removed in 20 business days and the new symbol will be SRCF.

ABOUT THE WIKI GROUP, INC.

The Wiki Group, Inc. owns and operates two proprietary state-of-the-art technology platforms, WikiPay and WikiLoan.

WikiPay is a low-cost, cash-based mobile payment and marketing platform solution for Peer-to-Peer (P2P), Business-to-Consumer (B2C), Consumer-to-Business (C2B), and Business-to-Business (B2B) transactions. For more information, please visit: www.wikipay.com or the mobile website: m.wikipay.com.

WikiLoan is a low-cost peer-to-peer lending platform that works through the participation and collaboration of family and friends through social networks.  The company's website www.wikiloan.com provides repayment schedules and documentation for loans, along with proprietary administrative tools, which enable users to securely pull credit reports and automate the loan repayment process.

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding The Wiki Group, and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where The Wiki Group expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. The Wiki Group does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

CONTACT:  Investors may contact: Market Street Investor Relations Inc. at (877) 218-9173.

SOURCE:  The Wiki Group, Inc.